FORM 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                     December 20, 2004 (December 20, 2004)

                           Trimble Navigation Limited
             (Exact name of registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)

                                     0-18645
                            (Commission File Number)

                                   94-2802192
                             (IRS Employer I.D. No.)

                         749 N. Mary Ave. Sunnyvale, CA
                    (Address of principal executive offices)

                                      94085
                                   (Zip Code)

       Registrant's telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement

         On December 7, 2004, Rajat Bahri entered into an employment agreement with the Company for the position of Chief Financial Officer, subject to his election to the position by the Company's Board of Directors and effective upon his employment start date. The following is a brief description of the material terms and conditions of the agreement:

         Mr. Bahri's employment agreement provides for a base salary of $275,000 and he is eligible to participate in the Company's Management Incentive Plan for 2005, with a target potential payout level of 50%. In addition Mr. Bahri will receive a special bonus of $55,000 per year for the first three calendar years of employment and $40,000 for his fourth and fifth years of employment. Mr. Bahri is also eligible to participate in our Executive Deferred Compensation Plan and other standard Company employee benefits.

         Pursuant to the terms of Mr. Bahri's employment agreement, on December 17, 2004, our Board of Directors granted Mr. Bahri, under our 2002 Stock Option Plan, an option to purchase 100,000 shares of our common stock, effective upon his employment start date and an additional 50,000 shares, effective upon the one-year anniversary of his employment.

         Under the terms of the agreement, upon his employment start date, we will enter into an agreement with Mr. Bahri providing for payment of one year's base pay and bonus in the event of the termination of Mr. Bahri's employment following a change in control of the Company, under certain defined circumstances. The agreement will also provide for an acceleration of the vesting of Bahri's outstanding stock options in the event of a change in control.

         The employment agreement also provides that in connection with his relocation to California, Mr. Bahri will receive payment for moving and temporary living costs, in addition to an allowance of $15,000 for miscellaneous expenses related to the relocation.

 Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         On December 17, 2004 the Company appointed Rajat Bahri as its principal financial officer, effective upon his employment start date.

         Rajat Bahri, 40, was appointed our Chief Financial Officer on December 17, 2004. His appointment is effective upon his employment start date. For more than 15 years Mr. Bahri has served in various capacities within the financial organization of several subsidiaries of Kraft Foods, Inc. and General Foods Corporation. Most recently, he was the chief financial officer for Kraft Canada, Inc., since 2001. From June 2000 to June 2001 he served as chief financial officer of Kraft Pizza Company. From 1997 to 2000 Mr. Bahri was Operations Controller for Kraft Jacobs Suchard Europe. Mr. Bahri holds a Bachelor of Commerce from the University of Delhi and an MBA from Duke University.

         Mr Bahri has entered into an employment agreement with the Company. A brief description of the material terms of this agreement is set forth in Item
1.01 of this Current Report on Form 8-K. Mr. Bahri is neither related to any director or executive officer of the Company nor does he have any relationships or transactions with the Company, other than in connection with his prospective employment with the Company.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  TRIMBLE NAVIGATION LIMITED
                                                  a California corporation


Dated: December 20, 2004                          /s/ Irwin Kwatek
                                                  ----------------
                                                  Irwin Kwatek
                                                  Vice President